Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Investor relations contact:
Sam Ramraj, (626) 302-2540
Media relations contact:
Charles Coleman, (626) 302-7982

Edison International Reports Second Quarter 2018 Results

ROSEMEAD, Calif., July 26, 2018 - Edison International (NYSE: EIX) today reported second quarter 2018 net income of $276 million, or $0.85 per share, compared to net income of $278 million, or $0.85 per share, in the second quarter 2017. As adjusted, second quarter 2018 core earnings were $274 million, or $0.85 per share. There were no non-core items in the second quarter 2017.
Southern California Edison (SCE) is awaiting a proposed decision from the California Public Utilities Commission (CPUC) on its 2018 General Rate Case (GRC). Consequently, during the second quarter of 2018, SCE recognized revenue from CPUC activities largely based on 2017 authorized base revenue requirements included in customer rates with reserves taken for known items including the July 2017 cost of capital decision and the Tax Cuts and Jobs Act (Tax Reform). The revenue requirement ultimately adopted by the CPUC will be retroactive to January 1, 2018. SCE's second quarter 2018 earnings decreased by $10 million, or $0.03 per share, from the second quarter 2017. The decrease in earnings resulted from higher operation and maintenance expenses related to wildfire insurance and higher net financing costs, partially offset by higher revenue. Revenue increased in 2018 due to a refund to customers for prior overcollections recorded in the second quarter 2017.

Edison International Parent and Other’s second quarter 2018 losses from continuing operations decreased by $8 million, or $0.03 per share, compared to second quarter 2017, consisting of $6 million, or $0.03 per share, of lower core losses and $2 million of higher non-core income. The decrease in core losses was due to the absence of a goodwill impairment recorded during 2017 and lower corporate expenses, partially offset by the impact of Tax Reform on pre-tax losses and tax benefits recorded in 2017 related to the settlement of 2007-2012 federal income tax audits. The higher non-core income for the second quarter 2018 primarily related to the sale of SoCore Energy. There were no Edison International Parent and Other non-core items in the second quarter 2017 results.
"We continue our efforts along multiple paths to resolve wildfire-related issues," said Pedro Pizarro, president and chief executive officer of Edison International. "Additionally, we are successfully moving forward on regulatory initiatives that we believe are necessary to meet the 2030 climate goals set forth by California. Our company remains focused on improving our safety culture and broader operational excellence, and on delivering solutions to be a key enabler of our State’s long-term policy vision. We are awaiting a decision on our 2018 General Rate Case and, until then, our comparative results are not meaningful."

Year-to-Date Earnings

For the six months ended June 30, 2018, Edison International reported net income of $494 million, or $1.52 per share, compared to $640 million, or $1.96 per share, during the same period in 2017. Edison International’s core earnings were $536 million, or $1.65 per share, compared to $639 million, or $1.96 per share, in the year-to-date period in 2017.

Edison International Reports Second Quarter 2018 Financial Results

SCE is awaiting a proposed decision from the CPUC on its 2018 GRC. Consequently, during the first half of 2018, SCE recognized revenue from CPUC activities largely based on 2017 authorized base revenue requirements included in customer rates with reserves taken for known items including the July 2017 cost of capital decision and Tax Reform. SCE's year-to-date 2018 earnings decreased by $73 million, or $0.22 per share, from the same period prior year. The decrease in earnings resulted from higher operation and maintenance expenses related to wildfire insurance and increased line clearing activity, and higher net financing costs, partially offset by higher revenue. Revenue increased in 2018 due to a refund to customers for prior overcollections recorded in the second quarter of 2017.

Edison International Parent and Other’s year-to-date 2018 losses from continuing operations increased by $73 million, or $0.22 per share, compared to the same period in 2017, consisting of $30 million, or $0.09 per share, of higher core losses and $43 million, or $0.13 per share, of higher non-core losses. The increase in core losses was due to tax benefits recorded in 2017 related to stock option exercises and the settlement of 2007-2012 federal income tax audits along with the impact of Tax Reform on pre-tax losses, partially offset by a goodwill impairment recorded during 2017 and lower corporate expenses in 2018. The increase in non-core losses primarily consisted of the impact of the sale of SoCore Energy.
Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

2018 Earnings Guidance

Edison International will provide 2018 earnings guidance after a final decision has been issued by the CPUC on the Southern California Edison 2018 GRC. This is consistent with the company's past communication and its practice of not providing earnings guidance prior to a decision on its GRC. See the presentation accompanying the company’s conference call for further information.
About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services. Edison Energy is independent from Southern California Edison.

Edison International Reports Second Quarter 2018 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, rate base growth, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results include, but are not limited to the:

•
ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, spending on grid modernization and other capital spending incurred prior to explicit regulatory approval;

•
ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related and mudslide-related exposure, and to recover the costs of such insurance or, in the absence of insurance, the ability to recover uninsured losses;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, the 2018 GRC, the recoverability of wildfire-related and mudslide-related costs, and delays in regulatory actions;

•	ability of Edison International or SCE to borrow funds and access the bank and capital markets on reasonable terms;

•	actions by credit rating agencies to downgrade our credit ratings or those of our subsidiaries or to place those ratings on negative watch or outlook;

•	risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, and cost overruns;

•
extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety and operational issues;

•	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure due to CCAs; and

•
risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission

Edison International Reports Second Quarter 2018 Financial Results

to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals.

Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this news release. Edison International and SCE provide direct links to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings at www.edisoninvestor.com (SCE Regulatory Highlights) so that such filings, rulings and notices are available to all investors. Edison International and SCE post or provide direct links to certain documents and information related to Southern California wildfires which may be of interest to investors at www.edisoninvestor.com (Southern California Wildfires) in order to publicly disseminate such information. Edison International and SCE also routinely post or provide direct links to presentations, documents and other information that may be of interest to investors at www.edisoninvestor.com (Events and Presentations) in order to publicly disseminate such information.
These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Thursday, July 26, 2018, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-866-479-8684 (US) and 1-203-369-1544 (Int’l) - Passcode: 7532
Telephone replay available through August 10, 2018
Webcast:     www.edisoninvestor.com

Edison International Reports Second Quarter 2018 Financial Results

Second Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended June 30,			Six months ended June 30,
	2018	2017	Change	2018	2017	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$0.91	$0.94	$(0.03)	$1.79	$2.01	$(0.22)
Edison International Parent and Other	(0.06)	(0.09)	0.03	(0.27)	(0.05)	(0.22)
Edison International	0.85	0.85	—	1.52	1.96	(0.44)
Less: Non-core items
SCE	—	—	—	—	—	—
Edison International Parent and Other	—	—	—	(0.13)	—	(0.13)
Total non-core items	—	—	—	(0.13)	—	(0.13)
Core earnings (losses)
SCE	0.91	0.94	(0.03)	1.79	2.01	(0.22)
Edison International Parent and Other	(0.06)	(0.09)	0.03	(0.14)	(0.05)	(0.09)
Edison International	$0.85	$0.85	$—	$1.65	$1.96	$(0.31)
Note: Diluted earnings were $0.84 and $0.85 per share for the three months ended June 30, 2018 and 2017, respectively and $1.51 and $1.95 per share for the six months ended June 30, 2018 and 2017, respectively.

Second Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended June 30,			Six months ended June 30,
(in millions)	2018	2017	Change	2018	2017	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$297	$307	$(10)	$583	$656	$(73)
Edison International Parent and Other	(21)	(29)	8	(89)	(16)	(73)
Edison International	276	278	(2)	494	640	(146)
Less: Non-core items
SCE	—	—	—	—	—	—
Edison International Parent and Other[1]	2	—	2	(42)	1	(43)
Total non-core items	2	—	2	(42)	1	(43)
Core earnings (losses)
SCE	297	307	(10)	583	656	(73)
Edison International Parent and Other	(23)	(29)	6	(47)	(17)	(30)
Edison International	$274	$278	$(4)	$536	$639	$(103)

1 Non-core income of $2 million ($3 million pre-tax) and non-core losses of $42 million ($57 million pre-tax) for the three and six months ended June 30, 2018, respectively, primarily related to the sale of SoCore Energy. The non-core losses for the six months ended June 30, 2018 were partially offset by income related to losses (net of distributions) allocated to tax equity investors under the HLBV accounting method.

Edison International Reports Second Quarter 2018 Financial Results

Consolidated Statements of Income			Edison International

	Three months ended June 30,		Six months ended June 30,
(in millions, except per-share amounts, unaudited)	2018	2017	2018	2017
Total operating revenue	$2,815	$2,965	$5,379	$5,428
Purchased power and fuel	1,112	1,175	2,038	1,959
Operation and maintenance	719	706	1,394	1,310
Depreciation and amortization	463	512	925	1,011
Property and other taxes	97	86	204	186
Impairment and other charges	5	16	71	21
Other operating income	(1)	—	(3)	—
Total operating expenses	2,395	2,495	4,629	4,487
Operating income	420	470	750	941
Interest expense	(180)	(159)	(350)	(311)
Other income and expense	49	24	100	57
Income from continuing operations before income taxes	289	335	500	687
Income tax (benefit) expense	(9)	26	(40)	(14)
Income from continuing operations	298	309	540	701
Net income	298	309	540	701
Preferred and preference stock dividend requirements of SCE	30	31	60	62
Other noncontrolling interests	(8)	—	(14)	(1)
Net income attributable to Edison International common shareholders	276	278	494	640
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$276	$278	$494	$640
Net income attributable to Edison International common shareholders	$276	$278	$494	$640
Basic earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326	326	326
Continuing operations	$0.85	$0.85	$1.52	$1.96
Total	$0.85	$0.85	$1.52	$1.96
Diluted earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	327	329	327	329
Continuing operations	$0.84	$0.85	$1.51	$1.95
Total	$0.84	$0.85	$1.51	$1.95
Dividends declared per common share	$0.6050	$0.5425	$1.2100	$1.0850

Edison International Reports Second Quarter 2018 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$99	$1,091
Receivables, less allowances of $53 and $54 for uncollectible accounts at respective dates	822	717
Accrued unbilled revenue	598	212
Inventory	252	242
Income tax receivables	132	224
Prepaid expenses	247	233
Derivative assets	85	105
Regulatory assets	860	703
Other current assets	162	202
Total current assets	3,257	3,729
Nuclear decommissioning trusts	4,294	4,440
Other investments	84	73
Total investments	4,378	4,513
Utility property, plant and equipment, less accumulated depreciation and amortization of $9,370 and $9,355 at respective dates	39,750	38,708
Nonutility property, plant and equipment, less accumulated depreciation of $78 and $114 at respective dates	81	342
Total property, plant and equipment	39,831	39,050
Regulatory assets	5,022	4,914
Other long-term assets	332	374
Total long-term assets	5,354	5,288

Total assets	$52,820	$52,580

Edison International Reports Second Quarter 2018 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	June 30, 2018	December 31, 2017
LIABILITIES AND EQUITY
Short-term debt	$300	$2,393
Current portion of long-term debt	479	481
Accounts payable	1,255	1,503
Accrued taxes	19	23
Customer deposits	291	281
Regulatory liabilities	1,341	1,121
Other current liabilities	1,237	1,266
Total current liabilities	4,922	7,068
Long-term debt	13,845	11,642
Deferred income taxes and credits	4,781	4,567
Pensions and benefits	899	943
Asset retirement obligations	2,889	2,908
Regulatory liabilities	8,659	8,614
Other deferred credits and other long-term liabilities	2,853	2,953
Total deferred credits and other liabilities	20,081	19,985
Total liabilities	38,848	38,695
Commitments and contingencies
Redeemable noncontrolling interest	—	19
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,537	2,526
Accumulated other comprehensive loss	(44)	(43)
Retained earnings	9,286	9,188
Total Edison International's common shareholders' equity	11,779	11,671
Noncontrolling interests – preferred and preference stock of SCE	2,193	2,193
Other noncontrolling interests	—	2
Total Equity	13,972	13,866

Total liabilities and equity	$52,820	$52,580

Edison International Reports Second Quarter 2018 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Six months ended June 30,
(in millions, unaudited)	2018	2017
Cash flows from operating activities:
Net income	$540	$701
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,074	1,048
Allowance for equity during construction	(44)	(41)
Impairment and other charges	71	21
Deferred income taxes and investment tax credits	(5)	(12)
Other	35	15
Nuclear decommissioning trusts	(73)	(73)
Changes in operating assets and liabilities:
Receivables	(58)	(114)
Inventory	(14)	8
Accounts payable	(4)	34
Tax receivables and payables	90	(40)
Other current assets and liabilities	(533)	(130)
Regulatory assets and liabilities, net	204	39
Other noncurrent assets and liabilities	(66)	(18)
Net cash provided by operating activities	1,217	1,438
Cash flows from financing activities:
Long-term debt issued or remarketed, net of discount and issuance costs of $33 and $12 for respective periods	2,417	1,523
Long-term debt matured	(213)	(442)
Preference stock issued, net	—	463
Short-term debt financing, net	(2,031)	(742)
Payments for stock-based compensation	(21)	(337)
Receipts from stock option exercises	9	185
Dividends and distributions to noncontrolling interests	(60)	(62)
Dividends paid	(394)	(354)
Other	39	(11)
Net cash (used in) provided by financing activities	(254)	223
Cash flows from investing activities:
Capital expenditures	(2,159)	(1,759)
Proceeds from sale of nuclear decommissioning trust investments	1,770	3,046
Purchases of nuclear decommissioning trust investments	(1,697)	(2,973)
Proceeds from sale of SoCore Energy, net of cash acquired by buyer	78	—
Other	20	24
Net cash used in investing activities	(1,988)	(1,662)
Net decrease in cash, cash equivalents and restricted cash	(1,025)	(1)
Cash, cash equivalents and restricted cash at beginning of period	1,132	114
Cash, cash equivalents and restricted cash at end of period	$107	$113